Exhibit 99.1

FOR IMMEDIATE RELEASE

ASG and RadView Software Form OEM Partnership to Resell TestView Suite

Comprehensive Web Application Testing Solutions Offered to Development Teams

NAPLES, Fla. and Burlington, MA December 21, 2004 — ASG, an enterprise software and professional services provider to Global 5000 companies, and RadView™ Software Ltd. (OTCBB: RDVW), a leading provider of solutions for verifying the performance, scalability and integrity of business-critical Web applications, today announced a global OEM partnership that enables ASG to resell RadView’s TestView Suite.

Targeted at organizations that want to validate and test Web-based applications, ASG will market and distribute the TestView Suite, which allows application development teams to identify issues early in the development process by simulating real-world Internet conditions—so teams can effectively test, detect, diagnose, and report on application performance.

The Test View Suite is comprised of:

•             TestView Manager for test management through a central console

•             WebFT, a robust testing tool that efficiently verifies the functional accuracy of Web applications

•             WebLOAD/WebRM for load testing that reports bottlenecks, constraints, and weak points within a Web application

ASG President and CEO Arthur L. Allen said, “RadView Software offers strong solutions to meet the challenges faced by businesses with stringent software quality requirements.  This partnership will help businesses who are moving from mainframe applications to a Web-based environment, and it will also strengthen ASG’s overall application management portfolio.”

The agreement expands RadView Software’s opportunities in global markets where ASG can offer a robust Web application testing solution to complement its existing product lines.  Additionally, ASG will penetrate emerging markets such as China and Brazil where mutually developed localized versions of the RadView products will be introduced.

“This partnership represents another solid example of RadView’s commitment to its strategy of adding strong global partners to expand the Company’s market presence worldwide,” said Ilan Kinreich, President and CEO of RadView Software.  “ASG offers RadView a larger global reach plus the ability to expand into emerging markets.  With this agreement we are looking forward to a mutually beneficial business relationship with one of the most successful software companies in the world.”

About ASG

Founded in 1986, ASG is a privately held global enterprise software and professional services firm that provides a full range of software solutions in the Metadata Management, Security Management, Applications Management, Operations Management, Information & Data Management, Performance Management and Infrastructure Management arenas — including business re-engineering, systems integration and systems development.  ASG is headquartered in Naples, Florida, USA, with more than 45 offices serving the Americas, Europe, Middle East, Africa and Asia/Pacific.  For more information, visit ASG at www.asg.com.

About RadView Software Ltd.
RadView™ Software Ltd. (OTCBB: RDVW) is a leading provider of solutions for verifying the performance, scalability and integrity of business-critical Web applications.  Deployed at over 1,400 customers worldwide from major industries such as financial services, retail, manufacturing, and telecommunications, RadView’s award-winning products enable customers to reduce costs while improving the quality of their Web applications throughout the development lifecycle.  Corporate offices are located in Burlington, MA.  For more information visit www.radview.com or call 1-888-RADVIEW.

Media Contacts:

Lynne Dolan	Beth Clark
ASG Software Solutions	RadView Software Ltd.
239-435-2017	781-238-1133
lynne.dolan@asg.com	bclark@radview.com

Statements concerning RadView’s business outlook or future performance; anticipated revenues, expenses or other financial items; product introductions and plans and objectives related thereto; and statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters, are “forward-looking statements” as that term is defined under U.S. Federal securities laws. Forward-looking statements are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from those stated in such statements. These risks, uncertainties and factors include, but are not limited to: its limited operating history and history of losses; market acceptance of its products; ability to develop new products and enhance existing products; impact of significant competition; and other factors detailed in RadView’s filings with the Securities and Exchange Commission. RadView assumes no obligation to update the information in this release. RadView, WebLOAD, WebRM, WebLOAD Analyzer and WebFT are trademarks of RadView Software Ltd. Other names may be trademarks of their respective owners.

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